EXHIBIT 2 (A)

                      AGREEMENT FOR RECISSION OF MERGER
                      ---------------------------------

                  THIS AGREEMENT is made and entered into this ____day of _____________, 2000, by and between Digital Video Display Technology Corp., a Nevada corporation, ("DVDT")and eMedia3,Inc., California corporation ("eM3").

                              W I T N E S S E T H:
                              --------------------

                  This Agreement is made and entered into with reference to the following facts:

                  A. DVDT and eM3 entered into an Agreement and Plan of Merger ("Merger").

                  B.       DVDT and eM3 desire to rescind the Merger.

                  NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed by the parties as follows:

                  1.       Rescission.  DVDT  and  eM3 agree  that  there was  a
                           ----------
mutual mistake of fact in regard to the Merger and it is in the interests of both parties to rescind the Merger. The parties acknowledge that their respective release of contractual rights constitutes sufficient consideration for the rescission.

                  2.       Miscellaneous.
                           --------------

                           (a)      Time.   Time  is  of  the  essence  of  this
                                    -----
Agreement and in the performance and enforcement of each of the promises, covenants, representations and warranties of the parties contained herein. For the purpose of computing any period of time prescribed herein or relating hereto, the first day shall be excluded. If the period of time is six (6) days or more, weekends and public holidays shall be included. An act required to be performed on a day shall be performed at or before the close of business on such day. If an act is required to be performed on a certain day and such day is not a regular business day, the time of performance or measurement shall be extended to and including the next regular business day.

                           (b)      Entire Agreement.This  Agreement constitutes
                                    -----------------
the entire agreement of the parties and all prior rights, negotiations and representations are merged herein.




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                           (c)      Binding  Effects. This Agreement shall inure
                                    -----------------
to the benefit of, and be binding upon, the parties and their several successors in interested in any capacity.


                           (d)      Applicable  Law.  This  Agreement  shall  be
                                    ----------------
construed in  accordance  with the laws of the State of Nevada.


                           (e)      Notices.  Any  notice or notices  which  any
                                    --------
party hereto deems necessary, useful or convenient to give to any other party or parties hereto, at any time and from time to time,shall be in writing and shall be personally served upon or mailed to the parties at the addresses listed in the first paragraph of this Agreement.


                           (f)      Attorneys' Fees and Costs.    If  any  legal
                                    --------------------------
action or any  arbitration or other  proceeding  is brought for the  enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which he may be entitled.


                           (g)      Counterparts. This Agreement may be executed
                                    -------------
in any number of counterparts, each of which shall be deemed to constitute one and the same instrument.


                           (h)      Captions.  Article and  paragraph  captions
                                    ---------
contained in this Agreement are inserted only as a matter of convenience and reference. Said captions shall not be construed to define, limit, restrict, extend or describe this Agreement or the intent of any provision hereof.


                           (i)      Gender  and  Number.  Whenever  used in this
                                    --------------------
Agreement and as required by the context of the transaction,the single number shall include the plural, the plural number shall include the singular, and masculine gender shall include the feminine and neuter.


                           (j)      Form of  Association.  As  required by  the
                                    ---------------------
context, the term "person" shall include individuals, partnerships, limited partnerships, corporations, estates and trusts.


                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                     DIGITAL VIDEO DISPLAY TECHNOLOGY CORP.



                     By:___________________________________


                                  eMEDIA3,Inc.


                  By:__________________________________________